EXHIBIT 21

The WhiteWave Foods Company

Subsidiaries as of December 31, 2013

Entity Name	Jurisdiction	Owner Name	Percent Owned
Alpro (UK) Limited	United Kingdom	Alpro European Holdings, Sarl	100%
Alpro Comm.VA	Belgium	Alpro Holdings, BVBA	2%
		WhiteWave International Holdings S.a r.l.	98%
Alpro European Holdings, Sarl	Luxembourg	Alpro Comm.VA	100%
Alpro GmbH	Germany	Alpro European Holdings, Sarl	100%
Alpro Holdings, BVBA	Belgium	WhiteWave European Partners, SCS	1%
		WhiteWave International Holdings S.a r.l.	99%
Alpro Soja Nederland BV	Netherlands	Alpro Comm.VA	100%
Creamer Nation, LLC	Delaware	WWF Operating Company	100%
Horizon Organic Dairy Limited	United Kingdom	Horizon Organic International, Inc.	100%
Horizon Organic Dairy, LLC	Delaware	WWF Operating Company	100%
Horizon Organic International Holding Company	Delaware	Horizon Organic Dairy Limited	4%
	Delaware	Horizon Organic International, Inc.	96%
Horizon Organic International, Inc.	Delaware	WWF Operating Company	100%
Meadow Farms Limited	United Kingdom	Horizon Organic Dairy Limited	100%
RDairy Holding Limited	United Kingdom	RDH, LLC	100%
RDH, LLC	Delaware	Alpro (UK) Limited	100%
Reeves Street, LLC	Delaware	Dean Management, LLC	100%
Silk Operating Company, LLC	Delaware	WWF Operating Company	100%
Sofine Foods BV	Netherlands	Alpro Comm.VA	100%
Sojinal SAS	France	Alpro European Holdings, Sarl	100%
WhiteWave European Management Holdings, SCS	Luxembourg	WhiteWave International Management Holdings, SCS	99%
		WhiteWave European Management, LLC	1%
WhiteWave European Management, LLC	Delaware	WhiteWave International Management Holdings, SCS	100%
WhiteWave European Partners, SCS	Luxembourg	WhiteWave International Holdings, Limited	99%
		WhiteWave International, Limited	1%
WhiteWave International Holdings S.a r.l.	Luxembourg	WhiteWave European Partners, SCS	100%
WhiteWave International Management Holdings, SCS	Luxembourg	Horizon Organic International Holding Company	99%
		WhiteWave International Management, LLC	1%
WhiteWave International Management, LLC	Delaware	Horizon Organic International Holding Company	100%
WhiteWave Receivables GP, LLC	Delaware	WWF Operating Company	100%
WhiteWave Receivables, L.P.	Delaware	WhiteWave Receivables GP, LLC	1%
		WWF Operating Company	99%
WhiteWave Services, Inc.	Delaware	WWF Operating Company	100%
WWF Operating Company	Delaware	The WhiteWave Foods Company	100%